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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Other Service Providers" and "Financial Highlights" in the prospectuses and under the caption "Independent Auditors" in the Statement of Additional Information, both included in Post-Effective Amendment No. 7 to the Registration Statement (Form N-1A No. 811-08305) of Eureka Funds and to the use of our report dated November 24, 1999, incorporated therein by reference.


                                        /s/ Ernst & Young LLP

                                        ERNST & YOUNG LLP


Columbus, Ohio
January 27, 2000